    As filed with the Securities and Exchange Commission on January 14, 2000
                                                    Registration No. 333-89915-1
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       on
                                    FORM S-8
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                          -----------------------------

                                   AT&T Corp.
             (Exact name of registrant as specified in its charter)

         New York                                      13-4924710
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)

                          -----------------------------

32 Avenue of the Americas, New York, New York             10013-2412
  (Address of Principal Executive Offices)                (Zip Code)

        The Associated Group, Inc. Amended and Restated 1994 Stock Option
                            and Incentive Award Plan
                            (Full title of the plan)

                          -----------------------------

                             Marilyn J. Wasser, Esq.
                        Vice President-Law and Secretary
                                   AT&T Corp.
                             295 North Maple Avenue
                         Basking Ridge, New Jersey 07920
                     (Name and address of agent for service)
                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed maximum   Proposed maximum
                                                    Amount to be    offering price per aggregate offering     Amount of
Title of securities to be registered                registered (1)        share              price         registration fee
---------------------------------------------------------------------------------------------------------------------------
Class A Liberty Media Group Stock, par value      4,080,000 shares         N/A                N/A                (2)
$1.00 per share
---------------------------------------------------------------------------------------------------------------------------


* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the equitable adjustment provisions of the plan listed above.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of (a) the preliminary proxy materials on Schedule 14A of The Associated Group, Inc. on October 8, 1999 and (b) the Registration Statement on Form S-4 of AT&T (File No. 333- 89915) on October 29, 1999 (the "S-4").

================================================================================

                             INTRODUCTORY STATEMENT

        AT&T hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 relating to up to 4,080,000 shares of Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("Class A Liberty Stock") issuable by AT&T upon the exercise of options with respect to Class A Liberty Stock under The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan (the "Plan"). All such shares of Class A Liberty Stock were originally registered pursuant to the S-4.

        On January 14, 2000, A-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), merged (the "Merger") with and into The Associated Group, Inc., a Delaware corporation ("Associated Group"), pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 28, 1999, among AT&T, Merger Sub, Liberty Media Corporation and Associated Group. When the Merger was consummated (the "Effective Time"), among other things, stock options (the "Options") granted under the Plan to purchase 2,000,000 shares of Common Stock, Class B, par value $.10 per share, of Associated Group ("Associated Group Class B Stock") with respect to which valid Rollover Elections (as defined in the Merger Agreement) were made by the Option holders were assumed by AT&T and converted to options to purchase that number of shares of Class A Liberty Stock determined by multiplying the number of shares of Associated Group Class B Stock subject to such Options immediately prior to the Effective Time by 2.04.

        The designation of this Post-Effective Amendment as Registration No. 333-89915-1 denotes that this Post-Effective Amendment relates only to the up to 4,080,000 shares of Class A Liberty Stock issuable upon exercise of the Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents previously filed by AT&T with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

        (a) AT&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended on Form 10-K/A on March 23, 1999 and July 12, 1999;

        (b) AT&T's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

        (c) AT&T's Current Reports on Form 8-K dated January 8, 1999, January 25, 1999, March 9, 1999, March 19, 1999, April 22, 1999,
                May 3, 1999, September 2, 1999, October 29, 1999, November 16, 1999, December 6, 1999 and January 6, 2000; and

        (d) the description of the Class A Liberty Stock contained in AT&T's Registration Statement on Form 8-A dated March 3, 1999.

        All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The legality of Class A Liberty A Stock registered by the S-4 was passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T. As of January 4, 2000, Mr. Feit owned 5,035 shares of AT&T common stock and held options to purchase an additional 33,750 shares of AT&T common stock.

Item 6.  Indemnification of Directors and Officers.

         Previously filed.  (See Item 20 of the S-4).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9. Undertakings.

        A.     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of January, 2000.


                                     AT&T CORP.


                                     By:    /s/ MARILYN J. WASSER
                                        -------------------------
                                            Marilyn J. Wasser
                                            Vice President--Law and Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                         Capacity
               ---------                         --------

        Principal Executive Officer:
        ----------------------------

        C. Michael Armstrong*             Chairman and Chief Executive Officer

        Principal Financial Officer:
        ----------------------------

        Daniel E. Somers*                 Senior Executive Vice President and
                                          Chief Financial Officer

        Principal Accounting Officer:
        -----------------------------

        Nicholas S. Cyprus*               Vice President, Controller and Chief
                                          Financial Officer
        Directors:
        ----------

        C. Michael Armstrong*
        Kenneth T. Derr*
        M. Kathryn Eickhoff*
        Walter Y. Elisha*
        George M.C. Fisher*
        Donald V. Fites*
        Amos B. Hostetter, Jr.*
        Ralph S. Larsen*
        John C. Malone*
        Donald F. McHenry*
        Michael I. Sovern*
        Sanford I. Weill*
        Thomas H. Wyman*
        John D. Zeglis*

*By:    /s/ MARILYN J. WASSER
    -------------------------
        Marilyn J. Wasser
        (Attorney-in-Fact)
        January 14, 2000

                                  EXHIBIT INDEX

Exhibit No.    Document Description                                                       Page No.
-----------    --------------------                                                       --------
5.01           Opinion of Robert S. Feit, General Attorney and Assistant Secretary of
               the Registrant, as to the legality of the securities being registered.*
23.01          Consent of Robert S. Feit (included in Exhibit 5.01).*
23.02          Consent of PricewaterhouseCoopers LLP.*
23.03          Consent of Ernst & Young LLP.*
23.04          Consent of KPMG Cardenas Dosal, S.C.*
23.05          Consent of KPMG LLP.*
23.06          Consent of KPMG LLP.*
23.07          Consent of Arthur Andersen LLP.*
24.01          Powers of attorney.*
99.02          The Associated Group, Inc. Amended and Restated 1994 Stock Option and
               Incentive Award Plan.

* Previously filed as Exhibits to the S-4